Warby Parker Announces Fourth Quarter and Full Year 2025 Results

NEW YORK, February 26, 2026. Warby Parker Inc. (NYSE: WRBY) (“Warby Parker” or the “Company”), a direct-to-consumer lifestyle brand focused on vision for all, today announced financial results for the fourth quarter and full year ended December 31, 2025.
Highlights
•Delivered revenue growth of 13.0% for full year 2025 and 11.2% for the fourth quarter.
•Drove Active Customer growth of 7.0%, and Average Revenue per Customer of $324, up 5.7% year over year.
•Achieved first full year of positive net income of $1.6 million, and expanded Adjusted EBITDA(1) by 30.2% year over year to $95.2 million and Adjusted EBITDA Margin(1) by 140 basis points to 10.9%.
•Delivered third consecutive year of positive operating cash flow and Free Cash Flow(1) in 2025 of $110.8 million and $43.7 million, respectively.
•Opened 47 net new stores during the year, ending 2025 with 323 stores.
•Authorized a $100 million share repurchase program to complement strategic growth investments in the business.
“In 2025, we delivered double-digit revenue growth each quarter and achieved our first full year of positive net income while expanding Adjusted EBITDA,” said Dave Gilboa, Co-Founder and Co-CEO. “In a dynamic environment, we leveraged our unmatched value proposition to capture additional market share while giving customers more convenient options to shop with us than ever before.”
“As we look ahead, we are focused on laying the groundwork for accelerating growth. We are moving decisively into Warby Parker’s next act, one defined by groundbreaking innovation and AI that will redefine how our customers experience eyewear and vision care,” added Co-Founder and Co-CEO Neil Blumenthal.
Fourth Quarter 2025 Year-Over-Year Financial Results
•Net revenue increased $21.3 million, or 11.2%, to $212.0 million.
•Gross margin was 52.4% compared to 54.1% in the prior year. The decrease in gross margin was primarily driven by tariff costs related to glasses, increased doctor headcount, sales growth of contact lenses, and increased customer shipping costs as a percent of revenue, partially offset by selective price increases in glasses taken in the second quarter and increased penetration of progressives and other lens enhancements.
•Selling, general and administrative expenses (“SG&A”) increased $5.4 million to $117.9 million, or 55.6% of revenue, down 340 basis points from 59.0% in the prior year. As a percentage of revenue, SG&A decreased primarily due to leverage from corporate expenses and efficiencies in our customer experience operations, as well as lower stock-based compensation. Adjusted SG&A(1) was $110.3 million, or 52.0% of revenue, compared to $103.0 million, or 54.0% of revenue, in the prior year.
•Net loss improved $0.9 million to $6.0 million, primarily as a result of leveraging our expense base on higher revenue.
•Adjusted EBITDA(1) increased $1.4 million to $15.2 million, and Adjusted EBITDA Margin(1) of 7.2% was roughly flat with the prior year.
Full Year 2025 Year-Over-Year Financial Results
•Net revenue increased $100.6 million, or 13.0%, to $871.9 million.
•Gross margin was 54.0% compared to 55.3% in the prior year. The decrease in gross margin was primarily driven by tariff costs related to glasses, sales growth of contact lenses, increased doctor headcount, and increased customer shipping costs as a percent of revenue, partially offset by selective price increases in glasses taken in the second quarter and increased penetration of progressives and other lens enhancements.
•SG&A increased $19.0 million to $475.9 million, or 54.6% of revenue, down 460 basis points from 59.2% in the prior year. As a percentage of revenue, SG&A decreased primarily due to leverage from corporate expenses and efficiencies in our customer experience operations, as well as lower stock-based compensation. Adjusted SG&A(1) was $433.3 million, or 49.7% of revenue, compared to $405.2 million, or 52.5% of revenue in the prior year.
•Net income improved $22.0 million to $1.6 million, primarily as a result of leveraging our expense base on higher revenue.
•Adjusted EBITDA(1) increased $22.1 million to $95.2 million, and Adjusted EBITDA Margin(1) increased 140 basis points to 10.9%.
Balance Sheet and Cash Flow Highlights
•Ended fiscal year 2025 with $286.4 million in cash and cash equivalents.
•Net cash provided by operating activities of $110.8 million in 2025; $43.7 million of full year Free Cash Flow(1), our third consecutive year of positive operating cash flow and Free Cash Flow(1).
Share Repurchase Program
In February 2026, the Company’s Board of Directors authorized a share repurchase program to purchase up to $100.0 million of the Company’s Class A common stock (the “Share Repurchase Program”). Repurchases under the Share Repurchase Program may be made in the open market, in privately negotiated transactions, or otherwise, with the amount and timing of repurchases to be determined at the Company’s discretion, depending on market conditions and corporate needs. Open market repurchases will be structured to occur in accordance with applicable federal securities laws, including within the pricing and volume requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. The Share Repurchase

Program does not have a fixed expiration date, does not obligate the Company to acquire any particular amount of Class A common stock, and may be modified, suspended, or terminated at any time at the discretion of the Company’s Board of Directors.
2026 Outlook
For the full year 2026, Warby Parker is providing the following guidance:
•Net revenue of $959 to $976 million, representing approximately 10% to 12% growth versus full year 2025.
•Adjusted EBITDA(1) of $117 to $119 million, which equates to an Adjusted EBITDA Margin(1) of 12.2% across the revenue range, and 130 basis points of year-over-year expansion.
•50 new store openings.
“Our healthy balance sheet and strong cash flows allow us to invest in our strategic growth initiatives as we scale our business over time, while maintaining the flexibility to return capital to shareholders,” said Adrian Mitchell, Chief Financial Officer. “I am incredibly energized by Warby Parker’s compelling brand promise. By marrying exceptional style with superior quality and outstanding value, we’ve effectively positioned our business for exciting growth opportunities on the horizon.”
(1) Please see the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures in the section titled “Non-GAAP Financial Measures” below.
Webcast and Conference Call
A conference call to discuss Warby Parker’s fourth quarter and full year 2025 results, as well as first quarter and full year 2026 outlook, is scheduled for 8:00 a.m. ET today. To participate, please dial 833-470-1428 from the U.S. or 646-844-6383 from international locations. The conference passcode is 275034. A live webcast of the conference call will be available on the investors section of the Company’s website at investors.warbyparker.com where presentation materials will also be posted prior to the conference call. A replay will be made available online approximately two hours following the live call for a period of 90 days.
About Warby Parker
Warby Parker (NYSE: WRBY) was founded in 2010 with a mission to inspire and impact the world with vision, purpose, and style–without charging a premium for it. Headquartered in New York City, the co-founder-led lifestyle brand pioneers ideas, designs products, and develops technologies that help people see, from designer-quality prescription glasses (starting at $95) and contacts, to eye exams and vision tests available online and in its 323 retail stores across the U.S. and Canada.
Warby Parker aims to demonstrate that businesses can scale, do well, and do good in the world. Ultimately, the brand believes in vision for all, which is why for every pair of glasses or sunglasses sold, they distribute a pair to someone in need through their Buy a Pair, Give a Pair program. To date, Warby Parker has worked alongside its nonprofit partners to distribute more than 20 million glasses to people in need.
Forward-Looking Statements
This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance; expectations regarding the growth of our business, delivering stakeholder value and growing market share; expectations regarding the development of new products; expectations regarding our share repurchase program; our guidance for the quarter ending March 31, 2026, and year ending December 31, 2026; expectations regarding the number of new store openings during the year ending December 31, 2026; and management’s plans, priorities, initiatives and strategies. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.
Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to manage our future growth effectively; our expectations regarding cost of goods sold, gross margin, channel mix, customer mix, and selling, general, and administrative expenses; potential disruptions to our supply chain; changes to U.S. or other countries’ trade policies and tariff and import/export regulations; our reliance on our information technology systems and enterprise resource planning systems for our business to effectively operate and safeguard confidential information; our ability to invest in and incorporate new technologies into our products and services; risks related to our use of artificial intelligence; our ability to engage our existing customers and obtain new customers; our ability to expand in-network access with insurance providers; planned new retail stores in 2026 and going forward; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary conditions, inflation, infectious diseases, government instability, and geopolitical unrest; our ability to compete successfully; our ability to manage our inventory balances and shrinkage; the growth of our brand awareness; our ability to recruit and retain optometrists, opticians, and other vision care professionals; the effects of seasonal trends on our results of operations;

our ability to stay in compliance with extensive laws and regulations that apply to our business and operations; our ability to adequately maintain and protect our intellectual property and proprietary rights; our reliance on third parties for our products, operation and infrastructure; our duties related to being a public benefit corporation; the ability of our Co-Founders and Co-CEOs to exercise significant influence over all matters submitted to stockholders for approval; the effect of our multi-class structure on the trading price of our Class A common stock; our ability to collaborate with partners with successful results; our ability to recognize the anticipated benefits from partnerships, including with Google and Samsung; the increased expenses associated with being a public company; and risks related to climate change and severe weather. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our most recent reports filed with the SEC on Form 10-K and Form 10-Q, which may be obtained by visiting the SEC’s website at www.sec.gov. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Glossary
Active Customers is defined as unique customer accounts that have made at least one purchase in the preceding 12-month period.
Average Revenue per Customer is defined as the sum of the total net revenues in the preceding 12-month period divided by the current period Active Customers.
Non-GAAP Financial Measures
We use Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cost of Goods Sold (“Adjusted COGS”), Adjusted Gross Margin, Adjusted Gross Profit, Adjusted Selling, General, and Administrative Expenses (“Adjusted SG&A”), and Free Cash Flow as important indicators of our operating performance. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures.” The Non-GAAP Measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.
Adjusted EBITDA is defined as net income before interest and other income, taxes, and depreciation and amortization as further adjusted for asset impairment costs, stock-based compensation expense and related employer payroll taxes, amortization of cloud-based software implementation costs, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenue.
Adjusted COGS is defined as cost of goods sold adjusted for stock-based compensation expense and related employer payroll taxes and non-recurring costs.
Adjusted Gross Profit is defined as net revenue minus Adjusted COGS. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net revenue.

Adjusted SG&A is defined as SG&A adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs.
Free Cash Flow is defined as net cash provided by operating activities minus purchases of property and equipment.
The Non-GAAP Measures are presented for supplemental informational purposes only. A reconciliation of historical GAAP to Non-GAAP financial information is included under “Selected Financial Information” below.
We have not reconciled our Adjusted EBITDA Margin guidance to GAAP net income (loss) margin, or net margin, or Adjusted EBITDA guidance to GAAP net income (loss) because we do not provide guidance for GAAP net margin or GAAP net income (loss) due to the uncertainty and potential variability of stock-based compensation and taxes, which are reconciling items between GAAP net margin and Adjusted EBITDA Margin and GAAP net income (loss) and Adjusted EBITDA, respectively. Because such items cannot be reasonably provided without unreasonable efforts, we are unable to provide a reconciliation of the Adjusted EBITDA Margin guidance to GAAP net margin and Adjusted EBITDA guidance to GAAP net income (loss). However, such items could have a significant impact on GAAP net margin and GAAP net income (loss).

Selected Financial Information

Warby Parker Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(Amounts in thousands, except par value)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$286,358	$254,161
Accounts receivable, net	3,285	1,948
Inventory	44,512	52,345
Prepaid expenses and other current assets	18,283	17,592
Total current assets	352,438	326,046

Property and equipment, net	187,448	170,464
Right-of-use lease assets	170,805	171,284
Other assets	10,228	8,696
Total assets	$720,919	$676,490

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$31,979	$23,519
Accrued expenses	49,225	51,609
Deferred revenue	33,869	32,358
Current lease liabilities	31,399	20,235
Other current liabilities	3,658	2,633
Total current liabilities	150,130	130,354

Non-current lease liabilities	201,749	205,120
Other liabilities	1,310	943
Total liabilities	353,189	336,417
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; Class A: 750,000 shares authorized at December 31, 2025 and 2024, 106,318 and 102,889 shares issued and outstanding as of December 31, 2025 and 2024, respectively; Class B: 150,000 shares authorized at December 31, 2025 and 2024, 16,130 and 17,961 shares issued and outstanding as of December 31, 2025 and 2024, respectively, convertible to Class A on a one-to-one basis	12	12
Additional paid-in capital	1,054,779	1,029,220
Accumulated deficit	(685,580)	(687,221)
Accumulated other comprehensive income	(1,481)	(1,938)
Total stockholders’ equity	367,730	340,073
Total liabilities and stockholders’ equity	$720,919	$676,490

Warby Parker Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	2023	2025	2024	2023
Net revenue	$211,968	$190,643	$161,855	$871,905	$771,315	$669,765
Cost of goods sold	100,925	87,517	74,789	401,326	344,481	304,541
Gross profit	111,043	103,126	87,066	470,579	426,834	365,224

Selling, general, and administrative expenses	117,895	112,542	108,635	475,915	456,946	437,220
Loss from operations	(6,852)	(9,416)	(21,569)	(5,336)	(30,112)	(71,996)

Interest and other income, net	1,761	2,632	2,417	8,379	10,597	9,232

(Loss) income before income taxes	(5,091)	(6,784)	(19,152)	3,043	(19,515)	(62,764)
Provision for (benefit from) income taxes	862	93	(105)	1,402	875	433
Net (loss) income	$(5,953)	$(6,877)	$(19,047)	$1,641	$(20,390)	$(63,197)

(Loss) earnings per share:
Basic	$(0.05)	$(0.06)	$(0.16)	$0.01	$(0.17)	$(0.54)
Diluted	$(0.05)	$(0.06)	$(0.16)	$0.01	$(0.17)	$(0.54)

Weighted average shares outstanding:
Basic	123,192	121,409	118,570	122,670	120,385	117,389
Diluted	123,192	121,409	118,570	125,100	120,385	117,389

Warby Parker Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Year Ended December 31,
	2025	2024	2023
Cash flows from operating activities
Net income (loss)	$1,641	$(20,390)	$(63,197)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	50,280	45,865	38,554
Stock-based compensation	34,536	47,294	70,509
Non-cash charitable contribution	2,821	2,196	3,191
Asset impairment charges	557	816	3,230
Amortization of cloud-based software implementation costs	3,405	3,704	2,895
Change in operating assets and liabilities:
Accounts receivable, net	(1,337)	(169)	(345)
Inventory	7,833	9,889	6,614
Prepaid expenses and other assets	(5,631)	(3,233)	(3,276)
Accounts payable	8,500	689	1,633
Accrued expenses	(2,691)	9,521	(8,898)
Deferred revenue	1,511	741	5,989
Lease assets and liabilities	8,272	1,920	4,459
Other liabilities	1,088	(99)	(367)
Net cash provided by operating activities	110,785	98,744	60,991
Cash flows from investing activities
Purchases of property and equipment	(67,048)	(64,032)	(53,671)
Investment in optical equipment company	—	(2,000)	(1,000)
Net cash used in investing activities	(67,048)	(66,032)	(54,671)
Cash flows from financing activities
Proceeds from stock option exercises	159	2,701	1,036
Shares withheld for taxes on stock-based compensation	(14,390)	—	—
Proceeds from shares issued in connection with ESPP	2,204	1,925	1,835
Other financing activity	30	333	—
Net cash (used in) provided by financing activities	(11,997)	4,959	2,871
Effect of exchange rates on cash	457	(404)	(882)
Net increase in cash and cash equivalents	32,197	37,267	8,309
Cash and cash equivalents
Beginning of year	254,161	216,894	208,585
End of year	$286,358	$254,161	$216,894
Supplemental disclosures
Cash paid for income taxes	$776	$1,035	$419
Cash paid for interest	325	246	227
Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$5,191	$4,420	$3,647

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reconciles adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP measure, which is net (loss) income:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(unaudited, in thousands)		(unaudited, in thousands)
Net (loss) income	$(5,953)	$(6,877)	$1,641	$(20,390)
Adjusted to exclude the following:
Interest and other income, net	(1,761)	(2,631)	(8,379)	(10,596)
Provision for income taxes	862	93	1,402	875
Depreciation and amortization expense	13,101	12,332	50,280	45,865
Asset impairment charges	46	294	557	816
Stock-based compensation expense(1)	6,606	9,036	36,097	48,409
Non-cash charitable donations(2)	—	—	2,821	2,196
Amortization of cloud-based software implementation costs	1,013	842	3,405	3,704
System implementation costs(3)	710	—	1,883	—
Inventory write-downs(4)	—	—	2,456	—
Other costs(5)	622	753	3,048	2,232
Adjusted EBITDA	$15,246	$13,842	$95,211	$73,111
Adjusted EBITDA Margin	7.2%	7.3%	10.9%	9.5%
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, and vesting of awards including the satisfaction of performance conditions. For the three and twelve months ended December 31, 2025, the amount includes $0.3 million and $1.6 million of employer payroll costs, respectively, associated with releases of RSUs and option exercises. For the three and twelve months ended December 31, 2024, the amount includes $0.4 million and $1.1 million of employer payroll costs, respectively, associated with releases of RSUs and option exercises.
(2)    Represents charitable expense recorded in connection with the donation of 178,572 shares of Class A common stock in both May 2025 and May 2024 to the Warby Parker Impact Foundation.
(3)    Represents costs related to the implementation of major new enterprise software systems.
(4)    Represents one-time inventory write-downs primarily related to the decision in the second quarter of 2025 to sunset our Home-Try On program at the end of 2025.
(5)    Primarily represents restructuring costs incurred in the second quarter of 2025 and the fourth quarter of 2024 and charges for certain legal matters outside the ordinary course of business.

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table presents our non-GAAP, or adjusted, financial measures for the periods presented as a percentage of revenue. Each cost and operating expense is adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs.

	Reported		Adjusted		Reported		Adjusted
	Three Months Ended December 31,		Three Months Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024	2025	2024	2025	2024

	(unaudited, in thousands)		(unaudited, in thousands)		(unaudited, in thousands)		(unaudited, in thousands)
Cost of goods sold	$100,925	$87,517	$100,623	$87,262	$401,326	$344,481	$397,685	$343,416
% of revenue	47.6%	45.9%	47.5%	45.8%	46.0%	44.7%	45.6%	44.5%

Gross profit	$111,043	$103,126	$111,345	$103,381	$470,579	$426,834	$474,220	$427,899
% of revenue	52.4%	54.1%	52.5%	54.2%	54.0%	55.3%	54.4%	55.5%

Selling, general, and administrative expenses	$117,895	$112,542	$110,259	$103,008	$475,915	$456,946	$433,251	$405,174
% of revenue	55.6%	59.0%	52.0%	54.0%	54.6%	59.2%	49.7%	52.5%

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reflects a reconciliation of each non-GAAP, or adjusted, financial measure to its most directly comparable financial measure prepared in accordance with GAAP:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(unaudited, in thousands)		(unaudited, in thousands)
Cost of goods sold	$100,925	$87,517	$401,326	$344,481
Adjusted to exclude the following:
Stock-based compensation expense(1)	302	255	1,185	1,065
Inventory write-downs(2)	—	—	2,456	—
Adjusted Cost of Goods Sold	$100,623	$87,262	$397,685	$343,416

Gross profit	$111,043	$103,126	$470,579	$426,834
Adjusted to exclude the following:
Stock-based compensation expense(1)	302	255	1,185	1,065
Inventory write-downs(2)	—	—	2,456	—
Adjusted Gross Profit	$111,345	$103,381	$474,220	$427,899

Selling, general, and administrative expenses	$117,895	$112,542	$475,915	$456,946
Adjusted to exclude the following:
Stock-based compensation expense(1)	6,304	8,781	34,912	47,344
Non-cash charitable donations(3)	—	—	2,821	2,196
System implementation costs(4)	710	—	1,883	—
Other costs(5)	622	753	3,048	2,232
Adjusted Selling, General, and Administrative Expenses	$110,259	$103,008	$433,251	$405,174

Net cash provided by operating activities	$23,254	$19,912	$110,785	$98,744
Purchases of property and equipment	(15,120)	(17,721)	(67,048)	(64,032)
Free Cash Flow	$8,134	$2,191	$43,737	$34,712
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, and vesting of awards including the satisfaction of performance conditions. For the three and twelve months ended December 31, 2025, the amount includes $0.3 million and $1.6 million of employer payroll costs, respectively, associated with releases of RSUs and option exercises. For the three and twelve months ended December 31, 2024, the amount includes $0.4 million and $1.1 million of employer payroll costs, respectively, associated with releases of RSUs and option exercises.
(2)    Represents charitable expense recorded in connection with the donation of 178,572 shares of Class A common stock in both May 2025 and May 2024 to the Warby Parker Impact Foundation.
(3)    Represents costs related to the implementation of major new enterprise software systems.
(4)    Represents one-time inventory write-downs primarily related to the decision in the second quarter of 2025 to sunset our Home-Try On program at the end of 2025.
(5)    Primarily represents restructuring costs incurred in the second quarter of 2025 and the fourth quarter of 2024 and charges for certain legal matters outside the ordinary course of business.

Contacts
Investor Relations:
Jaclyn Berkley, Head of Investor Relations
Brendon Frey, ICR
investors@warbyparker.com

Media:
Ali Weltman
ali@derris.com

Source: Warby Parker Inc.